Gray	Exhibit 99
Television, Inc.
NEWS RELEASE
Gray Reports Operating Results
For the Three Months and Nine Months Ended September 30, 2007
Atlanta, Georgia – November 7, 2007. . . Gray Television, Inc. (“Gray,” “we” or “us”) (NYSE: GTN) today announced results from operations for the three months (“third quarter”) and nine months ended September 30, 2007 as compared to the three months and nine months ended September 30, 2006.
Comments on As Reported Results of Operations for the Three Months Ended September 30, 2007:
For the three months ended September 30, 2007 and 2006, we did not complete any acquisitions or disposals of properties; therefore, the following comments are on our “as reported” results.
Revenues.
On an as reported basis, total net revenue for all stations decreased $7.0 million, or 9%, to $73.6 million due primarily to decreased political advertising revenues and decreased national advertising revenues partially offset by increased local advertising revenue in the current period.
On an as reported basis, political advertising revenues decreased $9.1 million, or 86%, to $1.5 million reflecting the influence of the 2006 elections.
On an as reported basis, local advertising revenue increased $2.5 million, or 5%, to $50.3 million and national advertising revenue decreased $0.3 million, or 1%, to $19.2 million.
Operating expenses.
On an as reported basis, total broadcast expenses (before depreciation, amortization and loss on disposal of assets) increased $2.1 million, or 4%, to $49.6 million.
Operation of our digital second channels is attributed for $0.5 million of the overall increase and reflects the expansion of the number of digital second channels to 39 as of September 30, 2007.
The remaining $1.6 million of the overall increase is attributable to the operation of our primary channels and reflects routine increases in payroll.
Total aggregate broadcast expenses (before depreciation, amortization and loss on disposal of assets) for all the primary channels and all the digital second channels was approximately equal to management’s operating targets for the three months ended September 30, 2007.
On an as reported basis, corporate and administrative expenses, before depreciation, amortization and loss on disposal of assets, increased $0.5 million, or 13%, to $3.9 million due primarily to incremental increases in news research and/or consulting expense, legal expense and non-cash stock based compensation expense. We recorded non-cash stock based compensation expense for the three months ended September 30, 2007 and 2006 of $285,000 and $191,000, respectively.
4370 Peachtree Road, NE * Atlanta, GA 30319
(404) 504-9828 * Fax (404) 261-9607

Comments on Results of Operations for the Nine Months Ended September 30, 2007:
Due to the significance of WNDU to our results of operations, Gray’s pro forma broadcast results for the nine months ended September 30, 2006 have been presented to include the results of WNDU as if the station had been acquired on January 1, 2006. The acquisition of WNDU did not significantly affect corporate and administrative expenses. Therefore, corporate and administrative expenses are presented on an “as reported” basis.
Revenues.
On a pro forma(1) basis, total net revenue for all stations decreased $9.8 million, or 4%, to $223.0 million due primarily to decreased political advertising revenues and decreased national advertising revenues partially offset by increased local advertising revenue in the current period.
On a pro forma(1) basis, political advertising revenues decreased $12.0 million, or 70%, to $5.2 million reflecting the influence of the 2006 elections.
On a pro forma(1) basis, local advertising revenue increased $4.8 million, or 3%, to $153.3 million and national advertising revenue decreased $2.5 million, or 4%, to $56.2 million.
Operating expenses.
On a pro forma(1) basis, total broadcast expenses (before depreciation, amortization and loss on disposal of assets) increased $7.3 million, or 5%, to $147.4 million.
On a pro forma(1) basis, operation of our digital second channels is attributed for $2.6 million of the overall increase and reflects the expansion of the number of digital second channels to 39 as of September 30, 2007.
On a pro forma(1) basis, the remaining $4.7 million of the overall increase is attributable to the operation of our primary channels and reflects routine increases in payroll, programming and promotion.
On a pro forma(1) basis, total aggregate broadcast expenses (before depreciation, amortization and loss on disposal of assets) for all the primary channels and all the digital second channels was approximately equal to management’s operating targets for the nine months ended September 30, 2007.
On an as reported basis, corporate and administrative expenses, before depreciation, amortization and loss on disposal of assets, increased $1.4 million, or 14%, to $11.6 million due primarily to incremental increases in news research and/or consulting expense, legal expense and non-cash stock based compensation expense. We recorded non-cash stock based compensation expense during the nine months ended September 30, 2007 and 2006 of $1,115,000 and $581,000, respectively.
Gray Television, Inc.
Earnings Release for the three months and nine months ended September 30, 2007

Other Financial Data on an “as reported” basis:

	September 30, 2007	December 31, 2006
	(in thousands)
Cash	$1,233	$4,741
Total debt(2)	925,000	851,654
Preferred stock	—	37,451
Available credit under senior credit facility	100,000	97,000

	Nine Months Ended September 30,
	2007	2006
	(in thousands)
Net cash provided by operating activities	$11,919	$60,444
Net cash used in investing activities	(22,575)	(117,085)
Net cash provided by financing activities	7,148	51,483
For the nine months ended September 30, 2007, we repurchased 647,800 shares of our common stock for $5.5 million at an average price per share of $8.49. For the nine months ended September 30, 2006, we repurchased 902,200 shares of our common stock for $5.6 million at an average price per share of $6.21. The repurchased common stock is held in treasury.
A detailed table of operating results follows on the next page.
Gray Television, Inc.
Earnings Release for the three months and nine months ended September 30, 2007

Gray Television, Inc.
Selected Operating Data (Unaudited)
(in thousands except for per share data and percentages)

	As Reported
	Three Months Ended
	September 30,
			%
	2007	2006	Change
Revenues (less agency commissions)	$73,585	$80,592	(9)%
Operating expenses before depreciation, amortization and loss on disposal of assets, net:
Broadcast	49,583	47,456	4%
Corporate and administrative	3,932	3,481	13%
Depreciation and amortization of intangible assets	10,156	9,478	7%
Loss on disposals of assets, net	5	221	(98)%

	63,676	60,636	5%

Operating income	9,909	19,956	(50)%
Other income (expense):
Miscellaneous income, net	177	91	95%
Interest expense	(16,812)	(17,542)	(4)%
Loss on early extinguishment of debt	—	(237)

Income (loss) before income tax	(6,726)	2,268
Income tax expense (benefit)	(2,546)	909

Net income (loss)	(4,180)	1,359
Preferred dividends (includes accretion of issuance cost of $0 and $47, respectively)	—	840

Net income (loss) available to common stockholders	$(4,180)	$519

Basic per share information:
Net income (loss) available to common stockholders	$(0.09)	$0.01

Weighted average shares outstanding	47,760	48,072	(1)%

Diluted per share information:
Net income (loss) available to common stockholders	$(0.09)	$0.01

Weighted average shares outstanding	47,760	48,072	(1)%

Political revenue (less agency commission)	$1,450	$10,595	(86)%
Gray Television, Inc.
Earnings Release for the three months and nine months ended September 30, 2007

Gray Television, Inc.
Selected Operating Data (Unaudited)
(in thousands except for per share data and percentages)

	As Reported			Pro Forma(1)
	Nine Months Ended			Nine Months Ended
	September 30,			September 30,
			%			%
	2007	2006	Change	2007	2006	Change
Revenues (less agency commissions)	$223,015	$230,216	(3)%	$223,015	$232,801	(4)%
Operating expenses before depreciation, amortization and loss on disposal of assets, net:
Broadcast	147,449	138,058	7%	147,449	140,195	5%
Corporate and administrative	11,577	10,140	14%	11,577	10,140	14%
Depreciation and amortization of intangible assets	30,048	26,828	12%	30,048	27,496	9%
Loss on disposals of assets, net	122	493	(75)%	122	493	(75)%

	189,196	175,519	8%	189,196	178,324	6%

Operating income	33,819	54,697	(38)%	33,819	54,477	(38)%
Other income (expense):
Miscellaneous income, net	984	496	98%	984	496	98%
Interest expense	(50,610)	(49,664)	2%	(50,610)	(50,089)	1%
Loss on early extinguishment of debt	(22,853)	(347)		(22,853)	(347)

Income (loss) before income tax benefit	(38,660)	5,182		(38,660)	4,537
Income tax expense (benefit)	(14,021)	2,058		(14,021)	1,823

Net income (loss)	(24,639)	3,124		(24,639)	2,714
Preferred dividends (includes accretion of issuance cost of $439, $91, $439, $91, respectively)	1,626	2,469		1,626	2,469

Net income (loss) available to common stockholders	$(26,265)	$655		$(26,265)	$245

Basic per share information:
Net income (loss) available to common stockholders	$(0.55)	$0.01		$(0.55)	$0.01

Weighted average shares outstanding	47,728	48,532	(2)%	47,728	48,532	(2)%

Diluted per share information:
Net income (loss) available to common stockholders	$(0.55)	$0.01		$(0.55)	$0.01

Weighted average shares outstanding	47,728	48,543	(2)%	47,728	48,543	(2)%

Political revenue (less agency commission)	$5,181	$17,077	(70)%	$5,181	$17,157	(70)%
Gray Television, Inc.
Earnings Release for the three months and nine months ended September 30, 2007

Guidance for the Fourth Quarter of 2007
We currently anticipate that our broadcasting results of operations for the three months ending December 31, 2007 (the “fourth quarter”) will approximate the ranges presented in the table below.

		%		%
	2007	Change	2007	Change
	Guidance	From	Guidance	From
	Low	Actual	High	Actual	Actual
Selected operating data:	Range	2006	Range	2006	2006
	(dollars in thousands)
OPERATING REVENUES:
Revenues (less agency commissions)	$82,500	(19)%	$84,000	(18)%	$101,920

OPERATING EXPENSES:
(before depreciation, amortization and other expenses)
Broadcast	$52,250	(2)%	$53,000	(1)%	$53,444
Corporate and administrative	$3,800	(23)%	$3,900	(21)%	$4,956

OTHER SELECTED DATA:
Broadcast political revenues
(less agency commissions)	$2,100		$2,200		$25,605

Expense for non-cash contributions to 401(k) plan	$575		$600		$568

Expense for corporate non-cash stock based compensation	$100		$150		$511
Comments on Guidance
The total revenue results anticipated for the fourth quarter of 2007 reflect the incremental decline in political revenues. Local non-political advertising is currently anticipated to increase between 5% and 8%. While we anticipate continuing relative softness in non-political national advertising, we do expect modest growth in the low to mid-single digit range in the fourth quarter of 2007 compared to the comparable period in 2006. Estimates of net political revenue in the fourth quarter do not include any significant amounts relating to potential political advertising for the early 2008 primary elections. At present, we can not predict what impact, if any, political advertising for the early 2008 primary elections may have on our fourth quarter results.
The total operating costs, before depreciation, amortization and loss on disposal of assets, anticipated for the fourth quarter of 2007 will be less than the results for the comparable period in 2006 reflecting savings on national sales representatives’ commissions due to cyclically lower net political revenues.
Gray Television, Inc.
Earnings Release for the three months and nine months ended September 30, 2007

Conference Call Information
     We will host a conference call to discuss our third quarter operating results on November 7, 2007. The call will begin at 9:30 AM Eastern Time. The live dial-in number is 1 (800) 839-7875 and the confirmation code is 5491426. The call will be webcast live and available for replay at www.gray.tv. The taped replay of the conference call will be available at 1 (888) 203-1112, Confirmation Code: 5491426 until December 6, 2007.

For information contact:	Web site: www.gray.tv
Bob Prather	Jim Ryan
President and Chief Operating Officer	Senior V. P. and Chief Financial Officer
(404) 266-8333	(404) 504-9828
Gray Television, Inc.
Earnings Release for the three months and nine months ended September 30, 2007

Reconciliations:
Reconciliation of net income (loss) to the Non-GAAP terms (in thousands):

	As Reported
	Three Months Ended
	September 30,
	2007	2006
Net income (loss)	$(4,180)	$1,359
Adjustments to reconcile to Broadcast Cash Flow Less Cash Corporate Expenses:
Depreciation and amortization of intangible assets	10,156	9,478
Amortization of non-cash stock based compensation	285	191
Loss on disposals of assets, net	5	221
Miscellaneous (income) expense, net	(177)	(91)
Interest expense	16,812	17,542
Loss on early extinguishment of debt	—	237
Income tax expense (benefit)	(2,546)	909
Amortization of program broadcast rights	3,750	3,628
Common stock contributed to 401(k) plan excluding corporate 401(k) contributions	550	552
Network compensation revenue recognized	(180)	(258)
Network compensation per network affiliation agreement	78	629
Payments for program broadcast rights	(3,821)	(3,587)

Broadcast Cash Flow Less Cash Corporate Expenses	20,732	30,810
Corporate and administrative expenses excluding amortization of non-cash stock based compensation	3,647	3,290

Broadcast Cash Flow	$24,379	$34,100

	As Reported		Pro Forma(1)
	Nine Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Net income (loss)	$(24,639)	$3,124	$(24,639)	$2,714
Adjustments to reconcile to Broadcast Cash Flow Less Cash Corporate Expenses:
Depreciation and amortization of intangible assets	30,048	26,828	30,048	27,496
Amortization of non-cash stock based compensation	1,115	581	1,115	581
Loss on disposals of assets, net	122	493	122	493
Miscellaneous (income) expense, net	(984)	(496)	(984)	(496)
Interest expense	50,610	49,664	50,610	50,089
Loss on early extinguishment of debt	22,853	347	22,853	347
Income tax expense (benefit)	(14,021)	2,058	(14,021)	1,823
Amortization of program broadcast rights	11,345	10,432	11,345	10,432
Common stock contributed to 401(k) plan excluding corporate 401(k) contributions	1,750	1,679	1,750	1,679
Network compensation revenue recognized	(564)	(839)	(564)	(839)
Network compensation per network affiliation agreement	235	1,677	235	1,677
Payments for program broadcast rights	(11,507)	(10,357)	(11,507)	(10,357)

Broadcast Cash Flow Less Cash Corporate Expenses	66,363	85,191	66,363	85,639
Corporate and administrative expenses excluding amortization of non-cash stock based compensation	10,462	9,559	10,462	9,559

Broadcast Cash Flow	$76,825	$94,750	$76,825	$95,198

Gray Television, Inc.
Earnings Release for the three months and nine months ended September 30, 2007

See the next page for the definition of Non-GAAP terms.
Non-GAAP Terms
This press release includes the non-GAAP financial measure of Broadcast Cash Flow and Broadcast Cash Flow Less Cash Corporate Expenses. These non-GAAP amounts are used by us to approximate the amount used to calculate a key financial performance covenant as defined in our senior credit facility. Broadcast Cash Flow is defined as operating income, plus corporate expense, depreciation and amortization (including amortization of program broadcast rights), non-cash compensation and (gain) loss on disposal of assets and cash payments received or receivable under network affiliation agreements less payments for program broadcast obligations, less network compensation revenue and less income (loss) from discontinued operations, net of income taxes. Corporate expenses (excluding depreciation, amortization and non-cash stock based compensation) are deducted from Broadcast Cash Flow to calculate “Broadcast Cash Flow Less Cash Corporate Expenses.” These non-GAAP terms are used in addition to and in conjunction with results presented in accordance with GAAP and should be considered as supplements to, and not as substitutes for, net income (loss) calculated in accordance with GAAP.
Notes
(1) The pro forma presentation gives effect to the results of operations for the acquisition of television station WNDU, South Bend, IN on March 3, 2006 as if the station had been acquired on January 1, 2006.
(2) Total debt as of December 31, 2006 does not include $653,000 of unamortized debt discount on our 9.25% Notes. The 9.25% Notes were redeemed on April 18, 2007.
Gray Television, Inc.
Gray Television, Inc. is a television broadcast company headquartered in Atlanta, GA. We currently operate 36 television stations serving 30 markets. Each of the stations are affiliated with either CBS (17 stations), NBC (10 stations), ABC (8 stations) or FOX (1 station). In addition, we currently operate 40 digital second channels including 1 ABC, 5 Fox, 8 CW and 16 MyNetworkTV affiliates plus 8 local news/weather channels and 2 “independent” channels in certain of our existing markets.
Cautionary Statements for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act
The comments on our current expectations of operating results for the fourth quarter of 2007 and other future events are “forward looking statements” for purposes of the Private Securities Litigation Reform Act of 1995. Actual results of operations are subject to a number of risks and uncertainties and may differ materially from the current expectations discussed in this press release. All information set forth in this release is as of November 7, 2007. We do not intend, and undertake no duty, to update this information to reflect future events or circumstances. Information about potential factors that could affect our business and financial results and cause actual results to differ materially from those in the forward-looking statements are included under the captions, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our Annual Report on Form 10-K for the year ended December 31, 2006 which is on file with the SEC and available at the SEC’s website at www.sec.gov.
Gray Television, Inc.
Earnings Release for the three months and nine months ended September 30, 2007